Exhibit 1.1

EXECUTION VERSION

CTO Realty Growth, Inc.

(a Maryland corporation)

3,000,000 Shares of 6.375% Series A

Cumulative Redeemable Preferred Stock

UNDERWRITING AGREEMENT

Dated: June 28, 2021

CTO Realty Growth, Inc.

(a Maryland corporation)

3,000,000 Shares of 6.375% Series A

Cumulative Redeemable Preferred Stock

(Par Value $0.01 Per Share)

UNDERWRITING AGREEMENT

June 28, 2021

Wells Fargo Securities, LLC

As Representative of the several Underwriters

c/o Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Ladies and Gentlemen:

CTO Realty Growth, Inc., a Maryland corporation (the “Company”), confirms its agreement with Wells Fargo Securities, LLC (“Wells Fargo”), and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters”), for whom Wells Fargo is acting as representative (in such capacity, the “Representative”), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of 3,000,000 shares of 6.375% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share (the “Series A Stock”), a series of the Company’s preferred stock, $0.01 par value per share (“Preferred Stock”), pursuant to and in accordance with the terms and conditions of this underwriting agreement (the “Agreement”). The aforesaid 3,000,000 shares of Series A Stock to be purchased by the Underwriters are hereinafter called the “Securities.” The terms of the Securities will be set forth in the articles of incorporation of the Company, including articles supplementary to be filed by the Company with the State Department of Assessments and Taxation of Maryland (the “SDAT”) on or prior to the Closing Time (as defined herein) (the “Articles Supplementary”).

The Company has filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (No. 333-254970), which registration statement included a related base prospectus (the “Base Prospectus”), relating to certain securities, including the Securities. Such registration statement, including any amendments thereto filed prior to the Applicable Time (as defined below), has been declared effective by the Commission under the Securities Act of 1933, as amended (the “1933 Act”) and the rules and regulations thereunder (the “1933 Act Regulations”). The Company will prepare a prospectus in accordance with the provisions of paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations and shall file such prospectus with the Commission prior to 5:30 p.m. (Eastern Time) on the second SEC Business Day following the date of this Agreement. Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B of the 1933 Act (“Rule 430B”) is referred to as “Rule 430B Information.” Each prospectus used in connection with the offering of Securities that omitted Rule 430B Information is herein called a “preliminary prospectus.” Except where the context otherwise requires, the shelf registration statement on Form S-3 filed by the Company with the Commission (No. 333-254970), on each date and time that such registration statement and any post-effective amendment or amendments thereto became or becomes effective (each, an “Effective Date”), including all documents filed as part thereof or incorporated by reference therein, including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement, collectively, are herein called the “Registration Statement,” and the Base Prospectus, as supplemented by the final Prospectus Supplement, in the form first used by the Company in connection with confirmation of sales of the Securities, is herein called the “Prospectus.” Any reference in this Agreement to the Registration Statement, the General Disclosure Package (defined below), the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as of each Effective Date or the Execution Time (defined below) or the date of the Prospectus, as the case may be (it being understood that the several specific references in this Agreement to documents incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus are for clarifying purposes only and are not meant to limit the inclusiveness of any other definition herein). For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “stated” or “described” in the Registration Statement, the General Disclosure Package or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, and all references in this Agreement to amendments or supplements to the Registration Statement, the General Disclosure Package or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations of the Commission promulgated thereunder (the “1934 Act Regulations”), which is or is deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be. Any reference herein to the Registration Statement, the General Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus (as defined below) shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated, or deemed to be incorporated, by reference therein.

1.	Representations and Warranties.

(a)    Representations and Warranties by the Company. The Company represents and warrants to the Underwriters as of the date hereof, the Applicable Time referred to in Section 1(a)(i) hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with the Underwriters, as follows:

(i)    Compliance with Registration Requirements.

(A)    Each of the Registration Statement and any post-effective amendment thereto has been declared effective by the Commission under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

(B)    At the respective times the Registration Statement and any post-effective amendments thereto were declared effective by the Commission, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at the Closing Time, the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(C)    Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(D)    Each document incorporated, or deemed to be incorporated, by reference in the Registration Statement, the General Disclosure Package and the Prospectus pursuant to Item 12 of Form S-3, at the time it was or hereafter is filed with the Commission, complied and will comply when filed in all material respects with the requirements of the 1934 Act and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform to the requirements of the 1934 Act, in all material respects, and, in the case of the Registration Statement, the General Disclosure Package and the Prospectus, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(E)    As of the Applicable Time, neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus (as defined below) as of the Applicable Time, considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(F)    Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies the Underwriters as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(G)    The representations and warranties in subsections (B) through (E) above shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein (it being understood that such information consists solely of the information specified in Section 6(b) hereof).

(H)    Each preliminary prospectus (including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto) complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission via EDGAR, except to the extent permitted by Regulation S-T.

(I)    At the time of filing the Registration Statement and any post-effective amendments thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”).

(J)    As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 3:55 p.m. (Eastern time) on June 28, 2021 or such other time as agreed by the Company and the Underwriters.

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a Bona Fide Electronic Road Show (as defined in Rule 433)), as evidenced by its being specified in Schedule B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

(ii)    Offering Materials. The Company has not distributed and will not distribute, prior to the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than an Issuer General Use Free Writing Prospectus, a preliminary prospectus and the Prospectus.

(iii)    No Stop Order. No stop order suspending the effectiveness of a Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened or contemplated by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened or contemplated by the Commission or by the state securities authority of any jurisdiction.

(iv)    Capitalization. The Company’s common stock, par value $0.01 per share (“Common Stock”), conforms in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus; the Securities, when issued, will conform in all material respects to the description thereof contained under the caption “Description of Series A Preferred Stock” in the Registration Statement, the General Disclosure Package and the Prospectus; the authorized capitalization of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus; all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; except as disclosed in the General Disclosure Package and Prospectus, there are no outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for any shares of capital stock of the Company. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has no outstanding stock options or other equity-based awards of or to purchase shares of Common Stock pursuant to an equity-based compensation plan or otherwise.

(v)    Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland and has the requisite corporate power and authority to own, lease and operate its properties (the “Company Properties”) and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus (and any amendment or supplement thereto) and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, properties, assets, net worth, results of operations or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(vi)    Good Standing of the Subsidiaries. Each subsidiary of the Company has been duly incorporated or formed and is validly existing in good standing under the laws of the jurisdiction of its incorporation or formation, and each such subsidiary has the requisite corporate or similar power and authority to own, lease and operate its properties (collectively, with the Company Properties, the “Properties”) and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto) and is duly qualified to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the outstanding shares of capital stock or other ownership interests of each subsidiary of the Company have been duly authorized and validly issued, are (as applicable) fully paid and nonassessable and are owned by the Company, directly or indirectly through subsidiaries, free and clear of any security interests, liens, encumbrances, equities or claims. None of the outstanding shares of capital stock or other ownership interests of any subsidiary of the Company was issued in violation of the preemptive or similar rights of the securityholder of such subsidiary.

(vii)    Absence of Breaches and Defaults. None of the Company or any of its subsidiaries: is (i) in violation of (A) its articles of incorporation, bylaws, certificate of formation, limited liability company agreement, certificate of limited partnership, partnership agreement or other organizational document, (B) any federal, state or foreign law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of its subsidiaries, or (C) any decree of any federal, state or foreign court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries, except, in the case of (B) and (C), for violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; or (ii) in default in the performance of any obligation, agreement or condition contained in (A) any bond, debenture, note or any other evidence of indebtedness or (B) any agreement, contract, indenture, lease or other instrument (each of (A) and (B), an “Existing Instrument”) to which the Company or any of its subsidiaries is a party or by which any of their properties may be bound, except for such defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and there does not exist any state of facts that constitutes an event of default on the part of the Company or any of its subsidiaries as defined in such documents or that, with notice or lapse of time or both, would constitute such an event of default.

(viii)    Absence of Conflicts. Neither the issuance and sale of the Securities by the Company nor the execution, delivery and performance of this Agreement by the Company (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official, except such as have been already obtained or may be required under the 1933 Act, the 1934 Act, the rules of the New York Stock Exchange (“NYSE”), state securities or Blue Sky laws and the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (ii) conflicts with or will conflict with or constitutes or will constitute a breach of, or a default under, the organizational documents of the Company or any of its subsidiaries, (iii) constitutes or will constitute a breach of, or a default under, any Existing Instrument to which the Company or any of its subsidiaries is a party or by which any of their properties may be bound, (iv) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to the Company or any of its subsidiaries or any of their properties, or (v) results in a breach of, or default or Debt Repayment Triggering Event (as defined below) under, or results in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or requires the consent of any other party to, any Existing Instrument, except, (A) with respect to the sale of any Securities offered hereunder, such approvals as have been obtained, or will have been obtained before the Closing Time under the 1933 Act and the 1934 Act, (B) such approvals as may be required in connection with the approval of the listing of the Securities on the New York Stock Exchange, (C) such consents, approvals, authorizations, orders, registrations or qualifications, if any, as may be required by FINRA, (D) the filing of the Articles Supplementary with the SDAT and (E) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Underwriters and, with respect to clauses (ii), (iii), (iv) and (v), such conflicts, breaches, defaults, violations, liens, charges or encumbrances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(ix)    Company Authorization of Agreement and Offering. This Agreement has been duly authorized, executed and delivered by the Company. This Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity, and except to the extent that any indemnification and contribution provisions hereof may be limited by federal or state securities laws or public policy considerations in respect thereof.

(x)    Articles Supplementary. The Articles Supplementary have been duly authorized by the Company.

(xi)    Possession of Licenses and Permits. The Company and its subsidiaries have all permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities (hereinafter “permit” or “permits”) as are necessary to own the Properties and to conduct their business in the manner described in the Registration Statement, the General Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to have obtained any such permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company and each of its subsidiaries has operated and is operating its business in material compliance with and not in material violation of its obligations with respect to each such permit and, to the knowledge of the Company, no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any such permit or result in any other material impairment of the rights of any such permit.

(xii)    Absence of Proceedings. There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries or to which the Company or any of its subsidiaries or any of the Properties are subject, that are required to be described in the Registration Statement, the General Disclosure Package and the Prospectus (or any amendment or supplement thereto) but are not described as required. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no actions, suits, inquiries, proceedings or investigations by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the knowledge of the Company, threatened against or involving the Company or any of its subsidiaries, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent or adversely affect the transactions contemplated by this Agreement, nor, to the knowledge of the Company, is there any basis for any such action, suit, inquiry, proceeding or investigation. There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the General Disclosure Package and the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not so described or filed. The Company has not received notice or been made aware that any other party is in breach of or default to the Company or the applicable subsidiary under any of such contracts.

(xiii)    Financial Statements. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company at the dates indicated and the results of operations, changes in equity and cash flows of the Company for the periods specified, and such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods presented. Except as included in the Registration Statement, the General Disclosure Package and the Prospectus, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the 1934 Act and Item 10 of Regulation S-K under the 1933 Act, in each case to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xiv)    Independent Accountants. Grant Thornton LLP, who has certified certain financial statements and supporting schedules filed as part of the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the 1933 Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(xv)    No Material Adverse Change in Business. Except as disclosed in the Registration Statement, the General Disclosure and the Prospectus, since the date of the most recent audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus (or any amendment or supplement thereto), (i) none of the Company or any of its subsidiaries has incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material transaction that is not in the ordinary course of business; (ii) none of the Company or any of its subsidiaries has sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance; (iii) none of the Company or any of its subsidiaries is in default under the terms of any class of capital stock or other equity interests or any outstanding debt obligations, (iv) there has not been any material change in the indebtedness of the Company or its subsidiaries (other than in the ordinary course of business) and (v) there has not been any change, or any development or event involving a prospective change that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xvi)    Registration Rights. Except as disclosed in the Registration Statement, the General Disclosure Package, the preliminary prospectus and the Prospectus, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the 1933 Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(xvii)    Authorization of the Securities. The issuance and sale of the Securities to the Underwriters hereunder have been duly authorized by the Company, and, upon filing of the Articles Supplementary with the SDAT, and the acceptance of record thereof by the SDAT and when the Securities have been issued and duly delivered against payment therefor as contemplated by this Agreement, the Securities will be validly issued, fully paid and nonassessable. The shares of Common Stock issuable upon conversion of the Securities in accordance with the terms of the Articles Supplementary have been duly authorized and, when issued and delivered upon such conversion in accordance with the terms of the Articles Supplementary, will be validly issued, fully paid and nonassessable. The issuance of the Securities pursuant to this Agreement, and of the shares of Common Stock issuable upon conversion of the Securities, will be free and clear of any pledge, lien, encumbrance, security interest or other claim created by or known to the Company, and the issuance and sale of the Securities and the shares of Common Stock to be issued upon conversion of the Securities by the Company are not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company is a party. The Company has reserved for future issuance a sufficient number of shares of Common Stock to be issued upon conversion of the Securities.

(xviii)    Listing on New York Stock Exchange. The Company has applied to have the Securities listed for trading on the New York Stock Exchange.

(xix)    Absence of Manipulation. Other than excepted activity pursuant to Regulation M under the 1934 Act, the Company has not taken, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the 1933 Act or otherwise, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities or for any other purpose.

(xx)    FINRA. The Company meets the definition of the term “experienced issuer” specified in FINRA Conduct Rule 5110(j)(6).

(xxi)    Title to Property. The Company and its subsidiaries have good and marketable title to the Properties, in each case, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims or equities of any kind other than those that (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) do not, individually or in the aggregate, materially affect the value of such Property and do not materially interfere with the use made and proposed to be made of such Property by the Company and its subsidiaries. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and its subsidiaries have valid, subsisting and enforceable leases with the tenants of the Properties, (ii) no third party has an option or right of first refusal to purchase any of the Properties other than those that have been properly waived, (iii) the use and occupancy of each of the Properties complies with all applicable codes and zoning laws and regulations, and (iv) the Company has no knowledge of any pending or threatened condemnation or zoning change that will in any material respect affect the size of, use of, improvements of, construction on, or access to any of the Properties.

(xxii)    Possession of Intellectual Property. Each of the Company and its subsidiaries owns or has the valid right, title and interest in and to, or has valid licenses to use, each material trade name, trade and service marks, trade and service mark registrations, patent, patent applications copyright, licenses, inventions, technology, know-how, approval, trade secret and other similar rights (collectively, “Intellectual Property”) necessary for the conduct of the business of the Company and its subsidiaries as now conducted or as proposed in the Prospectus to be conducted. There is no claim pending against the Company or any of its subsidiaries with respect to any Intellectual Property and none of the Company or its subsidiaries have received notice or otherwise become aware that any Intellectual Property that such entities use or have used in the conduct of their business infringes upon or conflicts with the rights of any third party. None of the Company or any of its subsidiaries has become aware that any Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party.

(xxiii)    Accounting and Disclosure Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorizations and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no (1) material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the 1934 Act) to the extent required by such rule.

(xxiv)    Payment of Taxes. The Company and each of its subsidiaries (A) have paid all federal and material state, local and foreign taxes (whether imposed directly, through withholding or otherwise and including any interest, additions to tax or penalties applicable thereto) required to be paid through the date hereof, other than those being contested in good faith by appropriate proceedings and for which adequate reserves have been provided on the books of the applicable entity, (B) have timely filed all federal and other material tax returns required to be filed through the date hereof, and all such tax returns are true, correct and complete in all material respects, and (C) have established adequate reserves for all taxes that have accrued but are not yet due and payable. The charges, accruals and reserves on the books of the Company and each of its subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect. No tax deficiency has been asserted against the Company or its subsidiaries, nor does the Company know of any tax deficiency that could reasonably be asserted and, if determined adversely to any such entity, could have a Material Adverse Effect.

(xxv)    Insurance. The Company and its subsidiaries maintain insurance of the types and in the amounts generally deemed adequate by the Company for the business of the Company and its subsidiaries, all of which insurance is in full force and effect in all material respects. Without limiting the generality of the foregoing, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Company and its subsidiaries carries or is entitled to the benefits of title insurance on the fee interests with respect to each Property with insurers of nationally recognized reputability, in an amount not less than such entity’s purchase price for the real property comprising such Property and as of the date that such entity first acquired the real property comprising such Property, insuring that such party is vested with good and insurable fee to each such Property.

(xxvi)    Environmental Laws. Except as otherwise disclosed in the Registration Statement, General Disclosure Package or the Prospectus, (i) the Company and its subsidiaries and the Properties have been and are in compliance with, and none of the Company or its subsidiaries has any liability under, applicable Environmental Laws (as hereinafter defined), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) none of the Company, its subsidiaries, or, to the knowledge of the Company, the prior owners or occupants of the Properties has at any time released (as such term is defined in Section 101(22) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 (“CERCLA”)) or otherwise disposed of Hazardous Materials (as hereinafter defined) on, to or from the Properties, except for such releases or dispositions which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (iii) the Company does not intend to use the Properties other than in compliance with applicable Environmental Laws, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (iv) the Company does not know of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters (including, but not limited to, groundwater and surface water) on or beneath the Properties, or onto lands owned by the Company or its subsidiaries from which Hazardous Materials might seep, flow or drain into such waters, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (v) none of the Company or its subsidiaries has received any notice of, and the Company has no knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Law with respect to the Properties or arising out of the conduct of the Company or its subsidiaries, except for such claims which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and which would not require disclosure pursuant to Environmental Laws and (vi) the Properties are not included or, to the knowledge of the Company, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency (the “EPA”) or, to the knowledge of the Company proposed for inclusion on any similar list or inventory issued pursuant to any other applicable Environmental Law or issued by any other governmental authority. Except as described in the Registration Statement and the Prospectus, to the knowledge of the Company, there have been no and are no (i) aboveground or underground storage tanks, (ii) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment, (iii) asbestos or asbestos containing materials, (iv) lead based paints, (v) dry-cleaning facilities, or (vi) wet lands, in each case in, on, or under any of the Properties the existence of which has had, or is reasonably expected to have, a Material Adverse Effect.

As used herein, “Hazardous Material” shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, including asbestos or any hazardous material as defined by any applicable federal, state or local environmental law, ordinance, statute, rule or regulation including, without limitation, CERCLA, the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§ 5101-5128, the Solid Waste Disposal Act, as amended, 42 U.S.C. §§ 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001-11050, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136-136y, the Clean Air Act, 42 U.S.C. §§ 7401-7671q, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251-1387, the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. §§ 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to any of the foregoing (including environmental statutes not specifically defined herein) (individually, an “Environmental Law” and collectively, “Environmental Laws”) or by any federal, state or local governmental authority having or claiming jurisdiction over the Properties and other assets described in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxvii)    Environmental Liabilities. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no pending or, to the knowledge of the Company, threatened costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for investigation, clean up, closure of the Properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxviii)    ERISA. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) each “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”)) established or maintained by the Company and its subsidiaries (each, a “Plan”) are in compliance with ERISA and all other applicable state and federal laws; (ii) no “reportable event” (as defined in Section 4043(c) of ERISA) has occurred or is reasonably expected to occur with respect to each Plan; (iii) no “employee benefit plan” established or maintained by the Company or its subsidiaries, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined in ERISA); (iv) none of the Company or any of its subsidiaries has incurred or reasonably expects to incur, any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any Plan or (B) Sections 412, 4971, 4975 or 4980B of the Internal Revenue Code of 1986, as amended (the “Code”) in respect of a Plan; and (v) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification.

(xxix)    Sarbanes-Oxley Act. The principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 and any related rules and regulations promulgated by the Commission (collectively, the “Sarbanes-Oxley Act”) of which the Company is required to comply, and the statements contained in each such certification were complete and correct as of the date of their execution. The Company and its subsidiaries are, and the Company has taken all necessary actions to ensure that the Company’s directors and officers in their capacities as such are, each in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the NYSE promulgated thereunder.

(xxx)    Foreign Corrupt Practices Act and Anti-Corruption Laws. None of the Company or any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended (the “Foreign Corrupt Practices Act”), and the rules and regulations thereunder or any similar anti-corruption law (collectively, “Anti-Corruption Laws”), including, without limitation, taking any action in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the Foreign Corrupt Practices Act) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the Anti-Corruption Laws; the Company and its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the Anti-Corruption Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxi)    Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA PATRIOT Act of 2001, as amended, or the money laundering statutes of all jurisdictions where the Company conducts business (the “Anti-Money Laundering Laws”), the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency.

(xxxii)    Office of Foreign Assets Control. None of the Company or any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC (a “Sanctioned Person”). In addition, none of the Company or any of its subsidiaries or, to the knowledge of the Company, any director, officer, employee, agent or affiliate of the Company, is an individual or entity currently the subject of any sanctions administered or enforced by OFAC, the United Nations Security Council, the European Union or Her Majesty’s Treasury (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of comprehensive Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria and Crimea (each, a “Sanctioned Country”). The Company will not, directly or indirectly, use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitation, is a Sanctioned Person or Sanctioned Country, in each case, in any manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Since their inception, none of the Company or any of its subsidiaries has knowingly engaged in, or is now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was a Sanctioned Person or with any Sanctioned Country.

(xxxiii)    Affiliations with the Underwriters. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company does not (i) have any material lending or other relationship with the Underwriters or any affiliate of the Underwriters or (ii) intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to the Underwriters or any affiliate of the Underwriters.

(xxxiv)    Compliance with New York Stock Exchange Listing Standards. The Company has taken no action designed to, or which is likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(xxxv)    Rights and Actions Affecting Properties. The Company and its subsidiaries have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such personal property by the Company and its subsidiaries or (ii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxxvi)    Convertible Property Interests. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the mortgages and deeds of trust encumbering the Properties are not convertible nor will the Company or any of its subsidiaries hold a participating interest therein and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned directly or indirectly by the Company.

(xxxvii)    Finder’s Fees. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Company or any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(xxxviii)    Related Party Transactions. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no transactions with “affiliates” (as defined in Rule 405 under the 1933 Act) or any officer, director or securityholder of the Company (whether or not an affiliate) that are required by the 1933 Act to be disclosed in the Registration Statement. Additionally, no relationship, direct or indirect, exists between the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, borrowers, customers or suppliers of the Company or any of its subsidiaries on the other hand that is required by the 1933 Act to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus that is not so disclosed.

(xxxix)    Investment Company Act. The Company is not, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described under the caption “Use of Proceeds” in the Prospectus, will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(xl)    Statistical and Market Related Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are not based on or derived from sources that are reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xli)    Federal Tax Status. The Company intends to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes commencing with its taxable year ended December 31, 2020 upon the filing of its U.S. federal income tax return for such year. The Company has been organized and operated in conformity with the requirements for qualification and taxation as REIT under the Code, and the Company’s current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2021 and thereafter. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and method of operation set forth in the Registration Statement and the Prospectus are true, complete and correct in all material respects.

(xlii)    Accurate Disclosures. The statements included in the Registration Statement, the General Disclosure Package and the Prospectus under the headings “Description of Capital Stock,” “Certain Provisions of Maryland Law and of Our Charter and Bylaws,” “Material U.S. Federal Income Tax Considerations,” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

(xliii)    Cybersecurity; Data Protection. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) to the knowledge of the Company, there has been no security breach or other security compromise of or relating to the Company’s information technology and computer systems, networks, hardware, software, data, trade secrets, or equipment (collectively, “IT Systems”); (ii) the Company’s IT Systems are adequate for, and operate and perform as required in connection with, the operation of the business of the Company as currently conducted and are free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; and (iii) the Company is presently in compliance with all applicable laws, regulations, contractual obligations and internal policies relating to data privacy and security or personally identifiable information.

(xliv)    Integration. The Company, prior to the date hereof, has not made any offer or sale of securities, which could be “integrated” for purposes of the 1933 Act with the offer and sale of the Securities pursuant to the Registration Statement, the General Disclosure Package and the Prospectus.

(xlv)    Company Distributions. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company is not a party to or otherwise bound by any instrument or agreements that limits or prohibits (whether with or without the giving of notice or the passage of time or both), directly or indirectly, the Company from paying any dividends or making other distributions on its capital stock or partnership interests.

(xlvi)    Subsidiary Distributions. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company or from making any other distribution on such subsidiary’s capital stock or similar ownership interest, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xlvii)    No Ratings. No securities issued by the Company or any of its subsidiaries are rated by a “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) of the 1934 Act.

(b)    Officer’s Certificates. Any certificate signed by any officer or any authorized representative of the Company and delivered to the Underwriters or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby as of the date or dates indicated on such certificate.

The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

2.	Purchase of the Securities by the Underwriters; Closing.

(a)    Securities. Subject to the terms and conditions and upon the basis of the representations, warranties and agreements herein set forth, the Company agrees to issue and sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a price per share of $24.2125, the number of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional securities.

(b)    Denominations; Registration; Payment. Unless the Representative shall otherwise instruct, the Securities to be purchased by the Underwriters hereunder shall be delivered by or on behalf of the Company to the Representative through the facilities of The Depository Trust Company (“DTC”) for the account of the Representative, against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representative by the

Company upon at least forty-eight hours’ prior notice. The time and date of such delivery and payment shall be at 9:00 A.M. (Eastern time) on the fifth Business Day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten Business Days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “Closing Time”).

Payment shall be made to the Company by wire transfer of immediately available funds to the bank account(s) designated by the Company against delivery through the facilities of DTC to the Representative for the respective account of the Underwriters of the Securities to be purchased by them.

The Representative may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time but such payment shall not relieve such Underwriter from its obligations hereunder.

3.	Covenants of the Company. The Company covenants with the Underwriters as follows:

(a)    Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will promptly notify the Underwriters, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Company will pay any required registration fee for this offering pursuant to Rule 456(b)(1) under the 1933 Act within the time period required by such rule (without regard to the proviso therein relating to the four Business Days extension to the payment deadline) and in any event prior to the Closing Time.

(b)    Filing of Amendments and 1934 Act Documents. The Company will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus or any documents, if any, incorporated, or deemed to be incorporated, by reference therein, and will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall reasonably object. The Company will give the Underwriters notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Underwriters with copies of any such documents at least 24 hours prior to such proposed filing, as the case may be, and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall reasonably object unless the Company’s legal counsel has advised the Company that filing such documents is required pursuant to the 1934 Act or 1934 Act Regulations.

(c)    Delivery of Registration Statements. The Company has furnished or will deliver upon request to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission via EDGAR, except to the extent permitted by Regulation S-T.

(d)    Delivery of Prospectuses. The Company has delivered to the Underwriters, without charge, as many copies of each preliminary prospectus (if any) as the Underwriters reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to the Underwriters, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriters may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission via EDGAR, except to the extent permitted by Regulation S-T.

(e)    Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify the Underwriters and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f)    Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriters may reasonably designate; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g)    Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)    Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(i)    Listing. The Company will use its best efforts to complete the listing of the Securities on the NYSE within thirty (30) days following the Closing Time.

(j)    Restriction on Sale of Securities. During a period of thirty (30) days from the date of the Prospectus, the Company will not, without the prior written consent of the Underwriters, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Series A Stock or any other shares of Preferred Stock or any securities convertible into or exercisable or exchangeable into shares thereof or file any registration statement under the 1933 Act with respect to any of the foregoing, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Series A Stock or any other shares of Preferred Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Series A Stock or such other securities, in cash or otherwise; provided, however, that clause (i) or (ii) above shall not apply to the Securities to be sold hereunder.

(k)    Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(l)    Price Manipulation. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) sell, bid for, or purchase the Securities to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Securities to be issued and sold pursuant to this Agreement other than the Underwriters.

(m)    Compliance with Laws. The Company and each of its subsidiaries shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and each of its subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable Environmental Laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to have a Material Adverse Effect.

(n)    Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Underwriters, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission; provided that the prior consent of the Underwriters and the Company shall be deemed to have been given in respect of any “issuer free writing prospectus” included in Schedule B attached hereto. Any such free writing prospectus consented to by the Company and the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, nothing in this Section 3(m) shall restrict the Company from making any filings required under the 1934 Act.

(o)    Qualification and Taxation as a REIT. The Company will use its best efforts to continue to qualify for taxation as a REIT under the Code for its taxable year ending December 31, 2021, and thereafter, and will not take any action to revoke or otherwise terminate the Company’s REIT election, unless the Company’s board of directors determines in good faith that it is no longer in the best interests of the Company and its stockholders to be so qualified.

(p)    Conversion Shares. For so long as any of the Securities are outstanding, the Company will reserve a sufficient number of shares of Common Stock to satisfy the conversion of such outstanding Securities into shares of Common Stock in accordance with the terms of the Articles Supplementary.

(q)    Articles Supplementary and Registration. Prior to the Closing Time, the Company will use its best efforts to: (i) file the Articles Supplementary with the SDAT, which Articles Supplementary will comply with all applicable requirements of the Maryland General Corporation Law and will be in full force and effect at the Closing Time, and (ii) register the Series A Stock with the Commission under the 1934 Act.

4.	Payment of Expenses.

(a)    Expenses. The Company will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement and such other documents as may be reasonably required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the blue sky survey, if any, and any supplement thereto up to an aggregate amount not to exceed $10,000, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the fees and expenses of any transfer agent or registrar for the Securities, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” (if any) undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the officers of the Company, and 50% of the cost of aircraft and other transportation chartered in connection with the road show; provided, however, that (A) the Underwriters shall pay their direct costs and expenses associated with the road show and (B) the Underwriters shall pay 50% of the costs of chartered aircraft and other transportation chartered in connection with the road show, and (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities up to an aggregate amount not to exceed $1,000 and (x) the fees and expenses incurred in connection with the listing of the Securities and the shares of Common Stock to be issued upon conversion of the Securities on the NYSE.

(b)    Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Sections 9(a)(i), 9(a)(iii) or 11 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

5.	Conditions of Underwriter’s Obligations.

The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)    Effectiveness of Registration Statement. The Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430B Information in the form provided to the Underwriters immediately prior to the Closing Time shall be filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430B. No amendment or supplement to the Registration Statement or Prospectus shall have been filed to which the Underwriters shall have reasonably objected.

(b)    Opinion of Counsel for Company. At Closing Time, the Underwriters shall have received the favorable opinion, and in the case of Section 5(b)(i) below, negative assurance letter, dated as of Closing Time, from each of:

(i)    Vinson & Elkins L.L.P., counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit A-1 hereto and to such further effect as counsel to the Underwriters may reasonably request;

(ii)    Vinson & Elkins L.L.P., counsel for the Company, as to tax matters, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit A-2 hereto and to such further effect as counsel to the Underwriters may reasonably request; and

(iii)    Venable LLP, Maryland counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit A-3 hereto and to such further effect as counsel to the Underwriters may reasonably request.

(c)    Opinion of Counsel for Underwriters. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Hunton Andrews Kurth LLP, counsel for the Underwriters, in form and substance satisfactory to the Underwriters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials.

(d)    Officers’ Certificate. At Closing Time, the Underwriters shall have received a certificate of the President and Chief Executive Officer of the Company and the Senior Vice President, Chief Financial Officer and Treasurer of the Company, dated as of Closing Time, to the effect that the signers of such certificates have carefully examined the Prospectus and General Disclosure Package and (i) there has been no (A) Material Adverse Effect, (B) transaction that is material to the Company and all of its subsidiaries considered as one enterprise, (C) any obligation, direct or contingent, that is material to the Company and all of its subsidiaries considered as one enterprise, incurred by the Company or a subsidiary of the Company, (D) any change in the capitalization of the Company or any subsidiary of the Company that is material to the Company and all of its subsidiaries considered as one enterprise, or (E) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or the capital stock, limited liability company membership interests or partnership interest of any subsidiary of the Company, except in case of each of clauses (A) through (E) above, as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto), (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(e)    Accountant’s Comfort Letter. At the time of execution of this Agreement, the Underwriters shall have received from Grant Thornton LLP a letter, in form and substance satisfactory to the Representative, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the 1933 Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent preliminary prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters with respect to the financial statements and other financial information included in the Registration Statement, the General Disclosure Package and the Prospectus or any amendment or supplement thereto.

(f)    Bring-down Comfort Letter. At Closing Time, the Underwriters shall have received from Grant Thornton LLP a letter, dated as of Closing Time, to the effect that it reaffirms the statements made in the letter furnished pursuant to subsection (e) of this Section. The affirmation of statements made in such letter shall be as of a date not more than two (2) Business Days prior to Closing Time.

(g)    Approval of Listing. Before the Closing Time, the Company shall have submitted an application to the NYSE to have the Securities approved for listing on the NYSE.

(h)    No Material Adverse Effects. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any Material Adverse Effect.

(i)    Additional Documents. At the Closing Time counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

6.	Indemnification.

(a)    Indemnification of Underwriters. The Company agrees to indemnify and hold harmless the Underwriters, their selling agents and each person, if any, who controls the Underwriters within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)    against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and attorney’s fees and expenses (collectively “Damages”) (A) arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)    against any Damages, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii)    against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any Damages to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b)    Indemnification of Company and its Directors and Officers. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors and its officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, to the same extent as the foregoing indemnity from the Company to the Underwriters, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein as such appears in the Prospectus in (i) the last paragraph on the cover page related to the delivery of the Securities; (ii) the list of Underwriters under the heading “Underwriting” and their respective participation in the sale of the Securities; (iii) the third paragraph of text under the heading “Underwriting” related to the public offering price and concessions; (iv) the fourth sentence of the fifth paragraph of text under the heading “Underwriting” related to market making activities and (v) the eighth and ninth paragraphs of text under the heading “Underwriting” related to stabilization and syndicate covering transactions.

(c)    Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Underwriters and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party; provided, further, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the second proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party (or by the Underwriters in the case of Section 6(b)), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which indemnification may be sought under this Section 6 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of or based upon such proceeding or threatened claim, action, suit or proceeding, (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (C) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or consent to the entry of judgement.

(d)    Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

7.	Contribution.

If the indemnification provided for in Section 6 hereof is unavailable or insufficient for any reason whatsoever to an indemnified party in respect of any Damages referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, (i) whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Underwriters, on the other hand; (ii) the intent of the parties and their relative knowledge; (iii) access to information; and (iv) the opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to above in this Section 7. The amount paid or payable by an indemnified party as a result of the Damages referred to above in this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

Notwithstanding the provisions of this Section 7, the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriters have otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8.	Representations, Warranties and Agreements to Survive.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of the Underwriters or their Affiliates or selling agents, any person controlling the Underwriters, its officers or directors or any person controlling the Company and (b) delivery of and payment for the Securities.

9.	Termination of Agreement.

(a)    Termination; General. The Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and all of its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or (iv) if trading generally on the NYSE has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b)    Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

(c)    Notice of Termination. If the Underwriters elect to terminate this Agreement as provided in this Section 9, the Company shall be notified promptly by electronic communication to the Company’s Chief Executive Officer or by facsimile.

10.	Substitution of Underwriters.

If any Underwriter defaults in its obligation to purchase the number of Securities which it has agreed to purchase under this Agreement, the non-defaulting Underwriters shall be obligated to purchase (in the respective proportions which the number of Securities set forth opposite the name of each non-defaulting Underwriter in Schedule A hereto bears to the total number of Securities set forth opposite the names of all the non-defaulting Underwriters in Schedule A hereto) the Securities which the defaulting Underwriter agreed but failed to purchase (the “Default Securities”); except that the non-defaulting Underwriters shall not be obligated to purchase any of the Securities if the total number of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase exceeds 10% of the total number of Securities, and any non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of Securities set forth opposite its name in Schedule A attached hereto purchasable by it pursuant to the terms of Section 2 hereof. If the foregoing maximums are exceeded, the non-defaulting Underwriters, and any other underwriters satisfactory to the Underwriters who so agree, shall have the right, but shall not be obligated, to purchase (in such proportions as may be agreed upon among them) all the Default Securities on the terms contained herein. If the non-defaulting Underwriters or the other underwriters satisfactory to the Underwriters do not elect to purchase the Default Securities, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company except for the payment of expenses to be borne by the Company and the Underwriters as provided in Section 4 hereof and the indemnity and contribution agreements of the Company and the Underwriters contained in Section 6 and Section 7 hereof. Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have for damages caused by its default. If the other underwriters satisfactory to the Underwriters are obligated or agree to purchase the Securities of a defaulting Underwriter, either the Underwriters or the Company may postpone the Closing Time for up to five full SEC Business Days in order to effect any changes that may be necessary in the Registration Statement, the General Disclosure Package or the Prospectus or in any other document or agreement, and to file promptly any amendments or any supplements to the Registration Statement or the General Disclosure Package or the Prospectus which in the Underwriters’ opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 10 with like effect as if it had originally been a party to this Agreement with respect to the Securities.

11.	Default by the Company.

If the Company shall fail at Closing Time to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

12.	Tax Disclosure.

Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

13.	Notices.

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: Transaction Management, email: tmgcapitalmarkets@wellsfargo.com, with a copy (which shall not constitute notice) to Hunton Andrews Kurth LLP, 951 E. Byrd Street, Richmond, VA 23219, Attention: James V. Davidson; notices to the Company shall be directed to CTO Realty Growth, Inc., 1140 N. Williamson Blvd., Suite 140, Daytona Beach, FL 32114, Attention: General Counsel, with a copy to Vinson & Elkins L.L.P., 901 East Byrd Street, Suite 1500, Richmond, VA 23219, Attention: Zachary A. Swartz.

14.	No Advisory or Fiduciary Relationship.

The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) the Underwriters have not assumed nor will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriters have advised or are currently advising the Company on other matters) and the Underwriters have no obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

15.	Parties.

This Agreement shall inure to the benefit of and be binding upon each of the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

16.	GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

17.	TIME.

TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

18.	Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

19.	Effect of Headings.

The Section headings herein are for convenience only and shall not affect the construction hereof.

20.	USA Patriot Act.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), each Underwriter is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow each Underwriter to properly identify its clients.

21.	Recognition of the U.S. Special Resolution Regimes.

(a)    In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)    For purposes of this Section 21, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (A) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (B) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

22.	Definitions.

The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

For purposes of Section 1(a) and for the avoidance of doubt, the phrase “to the knowledge of the Company”, to the extent such phrase is used to qualify the representations and warranties of the Company, refers to the knowledge of the Company or its employees or agents gained in the ordinary course of the Company’s business and through the Company’s correspondence and communications made in the ordinary course of business.

“SEC Business Day” shall mean any day other than a Saturday, a Sunday, a legal holiday or any other day on which the Commission is authorized or obligated by law to be closed.

“U.S.” or “United States” shall mean the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

[Remainder of page intentionally left blank]

Very truly yours,

CTO REALTY GROWTH, INC.

By:	/s/ Matthew Partridge
	Name:	Matthew Partridge
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

[Signature Page to Underwriting Agreement]

Accepted and agreed to as of
the date first above written:

Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Managing Director

For itself and as Representative of the several Underwriters named in Schedule A hereto.

[Signature Page to Underwriting Agreement]

SCHEDULE A

UNDERWRITING AGREEMENT DATED JUNE 28, 2021

Underwriter	Number of Securities
Wells Fargo Securities, LLC	960,000
BMO Capital Markets Corp.	225,000
BTIG, LLC	195,000
B. Riley Securities, Inc.	600,000
Janney Montgomery Scott LLC	600,000
Robert W. Baird & Co. Incorporated	240,000
Compass Point Research & Trading, LLC	180,000

Total	3,000,000

Schedule A

SCHEDULE B

ISSUER GENERAL-USE FREE WRITING PROSPECTUS

Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Relating to Preliminary Prospectus Supplement dated June 28, 2021 to Prospectus dated April 19, 2021

Registration No. 333-254970

PRICING TERM SHEET

6.375% Series A Cumulative Redeemable Preferred Stock

(Liquidation Preference $25.00 per Share)

June 28, 2021

Issuer:	CTO Realty Growth, Inc., a Maryland corporation

Security:	6.375% Series A Cumulative Redeemable Preferred Stock

Number of Shares:	3,000,000 shares

Public Offering Price:	$25.00 per share; $75,000,000 total

Underwriting Discounts:	$0.7875 per share; $2,362,500 total

Maturity Date:	Perpetual (unless redeemed by the Issuer on or after July 6, 2026 or pursuant to its special optional redemption right, or converted by a holder in connection with a change of control described below under “Change of Control”)

Trade Date:	June 28, 2021

Settlement Date:	July 6, 2021 (T + 5)

Liquidation Preference:	$25.00, plus accrued and unpaid dividends

Dividend Rate:	6.375% per annum of the $25.00 per share liquidation preference (equivalent to $1.59375 per annum per share), accruing from July 6, 2021

Dividend Payment Dates:	Quarterly on or about the March 31, June 30, September 30 and December 31 of each year, beginning on September 30, 2021

Optional Redemption:

The Issuer may not redeem the Series A Preferred Stock prior to July 6, 2026, except in limited circumstances to preserve its status as a real estate investment trust and pursuant to the special optional redemption provision described below under “Special Optional Redemption.”

On and after July 6, 2026, the Issuer may, at its option, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends up to, but excluding, the date of redemption.

Schedule B

Special Optional Redemption:	Upon the occurrence of a Change of Control (as defined below), the Issuer may, at its option, redeem the Series A Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends up to, but excluding, the date of redemption. If, prior to the Change of Control Conversion Date (as defined below), the Issuer exercises any of its redemption rights relating to the Series A Preferred Stock (whether the optional redemption right or the special optional redemption right), the holders of Series A Preferred Stock will not have the conversion rights described below.

Change of Control:

A “Change of Control” is when, after the original issuance of the Series A Preferred Stock, the following have occurred and are continuing:

•   the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of the Issuer entitling that person to exercise more than 50% of the total voting power of all stock of the Issuer entitled to vote generally in the election of the Issuer’s directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•   following the closing of any transaction referred to in the bullet point above, neither the Issuer nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE American, LLC (the “NYSE American”) or the Nasdaq Stock Market (“Nasdaq”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq.

Conversion Rights:

Upon the occurrence of a Change of Control, each holder of Series A Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, the Issuer has provided or provides notice of its election to redeem the Series A Preferred Stock) to convert some or all of the Series A Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of the Issuer’s common stock per share of Series A Preferred Stock to be converted equal to the lesser of:

•   the quotient obtained by dividing (i) the sum of (x) the $25.00 liquidation preference plus (y) the amount of any accrued and unpaid dividends up to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date

Schedule B

is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price; and

•   0.9406 (i.e., the Share Cap), subject to certain adjustments; subject, in each case, to provisions for the receipt of alternative consideration as described in the preliminary prospectus supplement.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of the Issuer’s common stock), subdivisions or combinations with respect to the Issuer’s common stock as described in the preliminary prospectus supplement.

Upon such a conversion, the holders will be limited to a maximum number of shares of the Issuer’s common stock equal to the Share Cap multiplied by the number of shares of Series A Preferred Stock converted. If the Common Stock Price is less than $26.58 (which is approximately 50% of the per-share closing sale price of the Issuer’s common stock reported on the NYSE on June 25, 2021), subject to adjustment, the holders will receive a maximum of 2,821,800 shares of the Issuer’s common stock per share of Series A Preferred Stock, which may result in the holders receiving a value that is less than the liquidation preference of the Series A Preferred Stock.

If, prior to the Change of Control Conversion Date, the Issuer has provided a redemption notice, whether pursuant to its special optional redemption right in connection with a Change of Control or its optional redemption right, holders of Series A Preferred Stock will not have any right to convert the series A Preferred Stock in connection with the Change of Control Conversion Right and any shares of Series A Preferred Stock selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

The “Change of Control Conversion Date” is the date the Series A Preferred Stock is to be converted, which will be a business day that is no fewer than 20 days nor more than 35 days after the date on which the Issuer provides the required notice of the occurrence of a Change of Control to the holders of Series A Preferred Stock.

The “Common Stock Price” will be (i) if the consideration to be received in the Change of Control by the holders of the Issuer’s common stock is solely cash, the amount of cash consideration per share of the Issuer’s common stock or (ii) if the consideration to be received in the Change of Control by holders of the Issuer’s common stock is other than solely cash (x) the average of the closing sale prices per share of the Issuer’s common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid

Schedule B

and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which the Issuer’s common stock is then traded, or (y) the average of the last quoted bid prices for the Issuer’s common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the Issuer’s common stock is not then listed for trading on a U.S. securities exchange.

CUSIP/ISIN:	22948Q 200 / US22948Q2003

Joint Book-Running Managers:	Wells Fargo Securities, LLC BMO Capital Markets Corp. BTIG, LLC

Co-Managers:	B. Riley Securities, Inc. Janney Montgomery Scott LLC Robert W. Baird & Co. Incorporated Compass Point Research & Trading, LLC

Listing:	The Issuer intends to file an application to list the Series A Preferred Stock on the NYSE under the symbol “CTO Pr A”. If the application is approved, trading of the Series A Preferred Stock on the NYSE is expected to begin within 30 days after the Series A Preferred Stock is first issued.

This communication is intended for the sole use of the person to whom it is provided by the sender.

The Issuer has filed a registration statement (including a prospectus and a prospectus supplement) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the base prospectus and prospectus supplement in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and prospectus supplement if you request it by contacting Wells Fargo Securities, LLC toll-free at 1-800-645-3751.

Schedule B

EXHIBIT A-1

Form of Opinion and Negative Assurance Letter of Vinson & Elkins L.L.P.

to be delivered pursuant to section 5(b)(i)

Exhibit A-1

EXHIBIT A-2

Form of Tax Opinion of Vinson & Elkins L.L.P.

to be delivered pursuant to section 5(b)(ii)

Exhibit A-2

EXHIBIT A-3

Form of Opinion of Venable LLP

to be delivered pursuant to section 5(b)(iii)

Exhibit A-3